                                                                    EXHIBIT 99.1

[PULTE HOMES LOGO]

FOR IMMEDIATE RELEASE                                           Company Contacts
                             Investors: James Zeumer
                                                                  (248) 433-4597
                                                    email:  jim.zeumer@pulte.com

                                                          Media: Valerie Dolenga
                                                                  (248) 433-4633
                                                email: valerie.dolenga@pulte.com


          PULTE HOMES ANNOUNCES RECORD THIRD QUARTER FINANCIAL RESULTS

    * THIRD QUARTER EARNINGS FROM CONTINUING OPERATIONS INCREASE 40% TO $2.56 PER SHARE, AS NET INCOME FROM CONTINUING OPERATIONS CLIMBS TO $161 MILLION
    *    THIRD QUARTER NET NEW ORDERS INCREASE 14% TO 9,100 HOMES
    *    QUARTER-END BACKLOG JUMPS TO 16,646 HOMES, VALUED AT $4.7 BILLION
    * COMPANY RAISES GUIDANCE FOR 2003 EARNINGS FROM CONTINUING OPERATIONS TO $9.50 TO $9.75 PER DILUTED SHARE
    * PULTE EXPECTS 2004 EARNINGS IN THE RANGE OF $11.50 TO $12.00 PER DILUTED SHARE FROM CONTINUING OPERATIONS

         BLOOMFIELD HILLS, MI, OCTOBER 22, 2003 -- Pulte Homes, Inc. (NYSE: PHM) announced today record financial results for its third quarter and nine months ended September 30, 2003. For the quarter, net income from continuing operations increased 42% to a record $161.0 million, as compared to $113.5 million last year. Third quarter earnings per diluted share increased 40% to $2.56, as compared to prior year earnings per diluted share of $1.83. Consolidated revenues for the quarter totaled $2.4 billion, as compared to $1.9 billion last year.

         "Pulte Homes continues to successfully implement its strategy of expanding market share through customer segmentation," said Richard J. Dugas, Jr., President and CEO of Pulte Homes. "As the only builder serving the first time, first and second move up and active adult buyers, we see tremendous opportunity to sustain the growth of our business."

         "Our strong third quarter results, combined with a backlog valued at $4.7 billion, puts Pulte Homes in position to deliver record results for 2003. We are again raising earnings guidance for the year to a range of $9.50 to $9.75 per share and we are also establishing our initial earnings goal for 2004 of $11.50 to $12.00 per share from continuing operations. Higher earnings for 2003 will drive an approximately 200 basis point increase in return on capital, as the Company continues to focus on improving overall returns."

         Revenues from domestic homebuilding settlements for the quarter increased $521.2 million, or 30%, to a third quarter record of $2.3 billion. Higher revenues for the period resulted from a 19% increase in unit settlements to 8,637, up from 7,280 settlements last year, combined with a 9% increase in average selling price to $263,000 per home. The higher average selling price reflects increases in selling prices realized during the quarter and a favorable change in the mix of product delivered.

         Third quarter domestic homebuilding pretax income increased 46% to $263.0 million, as compared to prior pretax income of $179.8 million. Pretax income for the period reflects a 120 basis point increase in gross margins from home sales, resulting from higher prices, a favorable product mix and an improvement in overall construction efficiencies. Selling, General & Administrative expenses as a percent of home settlement revenues were up 10 basis points, primarily as a result of startup costs associated with an increased number of new community openings.

         Land sales during the quarter generated $39.8 million in revenues and $7.2 million in gross profit, as compared to $28.7 million and $6.7 million, respectively, last year. Land sales are an important element of the Company's domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.

         Domestic net new home orders for the quarter were 9,100, an increase of 14% over prior year orders of 8,005 homes. Reported net new home orders for the period are exclusive of 984 homes in backlog acquired as part of the purchase of assets from Sivage-Thomas Homes. Pulte's backlog as of September 30, 2003, was valued at $4.7 billion (16,646 homes), as compared to $3.5 billion (13,675 homes) last year.

         The Company's financial services operations reported third quarter pre-tax income of $13.4 million, a decrease of 30% from the prior year. Loan originations for the quarter increased 33% to 7,634 loans. Higher mortgage volumes for the period were offset by a less favorable interest rate environment experienced during the quarter. For the quarter, Pulte Mortgage's capture rate was 83%, as compared to 78% last year.

         For the third quarter, Pulte's International operations reported pre-tax income of $.8 million, as compared to pre-tax income of $.4 million for the comparable period last year. Gains for the quarter reflect improved performance from the Company's operations in Mexico, where a slight increase in average selling price drove enhanced margins and pre-tax income. The Company also reported that it is in the process of evaluating various long-term strategic alternatives with regard to its International operations. "Modest gains in International reflect actions taken to drive performance, rationalize land investments and enhance current returns, while various alternative long-term business strategies are considered," said Mr. Dugas.

         During the third quarter of 2003, the Company recorded a non-cash, after tax gain of $7.9 million related to the favorable resolution of certain tax matters in connection with its thrift operations, which were discontinued in 1994.

NINE-MONTH RESULTS

         For the nine months ended September 30, 2003, Pulte Homes' net income from continuing operations increased 36% to $369.3 million, as compared to prior year net income of $272.6 million. Diluted earnings per share for the first nine months were $5.91 per share, an increase of 34% over prior year earnings per diluted share of $4.42. Consolidated revenues for the period were $5.9 billion, up from $4.9 billion for the first nine months of last year.

         Nine-month revenues from domestic homebuilding settlements for the period were $5.6 billion, up 20% over the prior year. Higher revenues for the period resulted from an 8% increase in average selling price to $258,000, combined with an 11% increase in the number of homes closed. The increase in average selling price for the period reflects a combination of price increases and a favorable change in the mix of product closed during the period.

         Nine-month domestic homebuilding pretax income increased 36% to $599.1 million, as compared to prior year pre-tax income of $440.3 million. Gross margins from home sales for the period increased 140 basis points to 21.4%. This improvement was partially offset by a 10 basis point increase in SG&A expense as a percent of home settlement revenues. Land sales for the period generated $25.1 million in gross margin, as compared to $25.6 million last year.


         For the first nine months, Pulte's financial services operations reported pre-tax income of $51.4 million, up 8% from prior year pre-tax income of $47.6 million. The improvement was driven by a 31% increase in loan originations and a higher capture rate of approximately 82%, as compared to 77% last year.

         Pulte's International operations reported net income for the nine months of $.2 million, as compared to pre-tax income of $1.8 million last year. Gains in the Company's Puerto Rico operations were offset by weaker results in Mexico and Argentina.


A conference call discussing Pulte Homes' third quarter results will be held Thursday, October 23, 2003 at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.


CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL.

 About Pulte Homes

Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 330,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.

/Web site:  http://www.pulte.com/

                                       ###

                                Pulte Homes, Inc.
                         Condensed Consolidated Results
                                  Of Operations

                                                   Three Months Ended                       Nine Months Ended
                                                      September 30,                            September 30,
                                        -------------------------------------    -------------------------------------
                                                 2003                2002                 2003                2002
                                        -------------------------------------    -------------------------------------
                                                           (000's omitted, except per share data)
                                                                         (Unaudited)
CONSOLIDATED RESULTS:

Revenues:
 Homebuilding                                 $2,373,364          $1,831,317           $5,822,514          $4,848,592
 Financial Services                               25,851              27,836               85,221              74,702
 Corporate                                           588                 353                2,843                 516
                                        -----------------    ----------------    -----------------    ----------------
Total Revenues                                $2,399,803          $1,859,506           $5,910,578          $4,923,810
                                        =================    ================    =================    ================

Pre-tax income (loss):
 Homebuilding                                 $  263,885          $  180,180           $  599,318          $  442,036
 Financial Services                               13,381              19,168               51,355              47,584
 Corporate                                       (17,601)            (13,254)             (55,016)            (42,770)
                                        -----------------    ----------------    -----------------    ----------------

Income from continuing operations
 before income taxes                             259,665             186,094              595,657             446,850
Income taxes                                     (98,630)            (72,585)            (226,321)           (174,293)
                                        -----------------    ----------------    -----------------    ----------------
Income from continuing operations                161,035             113,509              369,336             272,557
Income from discontinued operations                7,851               9,937                7,404               9,204
                                        -----------------    ----------------    -----------------    ----------------
Net income                                    $  168,886          $  123,446           $  376,740          $  281,761
                                        =================    ================    =================    ================

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing operations                  $2.56               $1.83                $5.91               $4.42
Income from discontinued operations                  .13                 .16                  .12                 .15
                                        -----------------    ----------------    -----------------    ----------------
Net income                                         $2.69               $1.99                $6.03               $4.57
                                        =================    ================    =================    ================
Shares used in per share calculations             62,889              61,950               62,509              61,714
                                        =================    ================    =================    ================


                                Pulte Homes, Inc.
                      Condensed Consolidated Balance Sheets
                                ($000's omitted)
                                   (Unaudited)

                                                           September 30,            December 31,            September 30,
                                                               2003                     2002                     2002
                                                  ---------------------     --------------------    ---------------------
ASSETS
Cash and equivalents                                        $  312,151               $  613,168               $  212,077
Unfunded settlements                                            62,986                   60,641                   44,613
House and land inventories                                   5,473,627                4,293,597                4,439,060
Land, not owned, under option agreements                        62,324                        -                        -
Residential mortgage loans
  available-for-sale                                           518,292                  600,339                  336,122
Goodwill                                                       307,693                  307,693                  307,693
Intangible Assets                                              145,767                  151,954                  153,491
Other assets                                                   991,363                  861,063                  825,986
                                                  ---------------------     --------------------    ---------------------

                                                            $7,874,203               $6,888,455               $6,319,042
                                                  =====================     ====================    =====================

LIABILITIES AND SHAREHOLDERS'   EQUITY
Liabilities:
  Accounts payable, accrued and other
    liabilities                                             $1,871,174               $1,565,131               $1,425,107
  Collateralized short-term debt, recourse
      solely to applicable subsidiary assets                   468,068                  559,621                  301,695
  Income taxes                                                 127,646                   90,009                   80,972
  Senior notes and subordinated notes                        2,254,055                1,913,268                1,918,364
                                                  ---------------------     --------------------    ---------------------
      Total Liabilities                                      4,720,943                4,128,029                3,726,138

Shareholders' Equity                                         3,153,260                2,760,426                2,592,904
                                                  ---------------------     --------------------    ---------------------

                                                            $7,874,203               $6,888,455               $6,319,042
                                                  =====================     ====================    =====================


                               Pulte Homes, Inc.
                                  Segment Data

                                                                   Three Months Ended
                                                                      September 30,
                                                 ----------------------------------------------------

                                                        2003                               2002
                                                 -----------------                   ----------------
                                                                     ($000's omitted)
HOMEBUILDING:
  Pre-tax income:
  Domestic                                          $   263,037                        $   179,827
  International                                             848                                353
                                                 -----------------                   ----------------
      Total Homebuilding                            $   263,885                        $   180,180
                                                 =================                   ================

Domestic Homebuilding:
  Home sales (settlements)                          $ 2,273,234                        $ 1,752,045
  Land sales                                             39,763                             28,731
                                                 -----------------                   ----------------
    Domestic Homebuilding Revenue                     2,312,997                          1,780,776

  Home cost of sales                                 (1,786,982)                        (1,398,781)
  Land cost of sales                                    (32,610)                           (22,063)
  Selling, general & administrative expense            (211,805)                          (161,489)
  Other income (expense), net                             3,634                             (5,362)
                                                 -----------------                   ----------------

  EBIT                                                  285,234                            193,081
  Interest                                              (22,197)                           (13,254)
                                                 -----------------                   ----------------

  Pre-tax income                                    $   263,037                        $   179,827
                                                 =================                   ================

International Homebuilding:
  Home sales (settlements)                          $    60,367                        $    50,541
  Cost of sales                                         (47,880)                           (41,512)
  Selling, general & administrative expense             (10,785)                            (8,431)
  Other income (expense), net                              (561)                              (591)
  Minority Interest                                        (936)                              (227)
  Equity in income of joint venture operations              643                                573
                                                 -----------------                   ----------------
  Pre-tax income                                    $       848                        $       353
                                                 =================                   ================
FINANCIAL SERVICES:
  Pre-tax income                                    $    13,381                        $    19,168
                                                 =================                   ================

MORTGAGE
  ORIGINATIONS:
  Origination volume                                      7,634                              5,740
                                                 =================                   ================

  Origination principal                             $ 1,340,200                        $   945,100
                                                 =================                   ================

CORPORATE:
  Pre-tax loss:
  Net interest expense                              $   (10,231)                       $    (9,271)
  Other Corporate expense, net                           (7,370)                            (3,983)
                                                 -----------------                   ----------------

      Total Corporate                               $   (17,601)                       $   (13,254)
                                                 =================                   ================


                               Pulte Homes, Inc.
                                  Segment Data

                                                                   Three Months Ended
                                                                      September 30,
                                                 ----------------------------------------------------
                                                        2003                               2002
                                                 -----------------                   ----------------
                                                                     ($000's omitted)
HOMEBUILDING:
  Pre-tax income:
  Domestic                                          $   599,116                        $   440,255
  International                                             202                              1,781
                                                 -----------------                   ----------------
      Total Homebuilding                            $   599,318                        $   442,036
                                                 =================                   ================

Domestic Homebuilding:
  Home sales (settlements)                          $ 5,565,893                        $ 4,637,918
  Land sales                                            103,988                             86,500
                                                 -----------------                   ----------------
    Domestic Homebuilding Revenue                     5,669,881                          4,724,418

  Home cost of sales                                 (4,374,806)                        (3,708,250)
  Land cost of sales                                    (78,845)                           (60,862)
  Selling, general & administrative expense            (568,766)                          (467,370)
  Other income (expense), net                             2,361                            (14,537)
                                                 -----------------                   ----------------

  EBIT                                                  649,825                            473,399
  Interest                                              (50,709)                           (33,144)
                                                 -----------------                   ----------------

  Pre-tax income                                    $   599,116                        $   440,255
                                                 =================                   ================

International Homebuilding:
  Home sales (settlements)                          $   152,633                        $   124,174
  Cost of sales                                        (121,861)                           (99,420)
  Selling, general & administrative expense             (31,375)                           (24,786)
  Other income (expense), net                            (1,654)                            (1,449)
  Minority Interest                                          45                               (623)
  Equity in income of joint venture operations            2,414                              3,885
                                                 -----------------                   ----------------
  Pre-tax income                                    $       202                        $     1,781
                                                 =================                   ================
FINANCIAL SERVICES:
  Pre-tax income                                    $    51,355                        $    47,584
                                                 =================                   ================

MORTGAGE
  ORIGINATIONS:
  Origination volume                                     19,572                             14,960
                                                 =================                   ================

  Origination principal                             $ 3,368,400                        $ 2,421,300
                                                 =================                   ================

CORPORATE:
  Pre-tax loss:
  Net interest expense                              $   (28,711)                       $   (28,483)
  Other Corporate expense, net                          (26,305)                           (14,287)
                                                 -----------------                   ----------------
      Total Corporate                               $   (55,016)                       $   (42,770)
                                                 =================                   ================


                               Pulte Homes, Inc.
                            Business Operating Data


                                                           Three Months Ended                         Nine Months Ended
                                                             September 30,                              September 30,
                                                  -------------------------------------    --------------------------------------
                                                          2003                 2002                2003                  2002
                                                  ----------------     ----------------    ----------------      ----------------
SETTLEMENT REVENUES ($000's omitted):

Pulte Homebuilding settlement revenues:
  Domestic                                             $2,273,234           $1,752,045          $5,565,893            $4,637,918
  International                                            60,367               50,541             152,633               124,174
                                                  ----------------     ----------------    ----------------      ----------------
    Total Pulte                                         2,333,601            1,802,586           5,718,526             4,762,092
                                                  ----------------     ----------------    ----------------      ----------------

Pulte-affiliate international homebuilding
  settlement revenues                                       6,525                4,724              23,062                35,832
                                                  ----------------     ----------------    ----------------      ----------------

Total Pulte and Pulte-affiliate settlement
  revenues                                             $2,340,126           $1,807,310          $5,741,588            $4,797,924
                                                  ================     ================    ================      ================

SETTLEMENT UNITS:

Pulte Homebuilding settlement units:
  Domestic                                                  8,637                7,280              21,534                19,375
  International                                             1,921                1,950               4,580                 4,403
                                                  ----------------     ----------------    ----------------      ----------------
    Total Pulte                                            10,558                9,230              26,114                23,778
                                                  ----------------     ----------------    ----------------      ----------------

Pulte-affiliate international homebuilding
  settlement units                                             29                   28                 114                   992
                                                  ----------------     ----------------    ----------------      ----------------

Total Pulte and Pulte-affiliate settlement units           10,587                9,258              26,228                24,770
                                                  ================     ================    ================      ================

Domestic Homebuilding:
  Unit settlements:
    Northeast                                                 626                  593               1,605                 1,513
    Southeast                                               2,105                2,122               5,613                 5,686
    Midwest                                                 1,422                1,269               3,305                 2,947
    Central                                                 1,392                1,101               3,259                 2,854
    West                                                    3,092                2,195               7,752                 6,375
                                                  ----------------     ----------------    ----------------      ----------------
                                                            8,637                7,280              21,534                19,375
                                                  ================     ================    ================      ================

  Unit net new orders*:
    Northeast                                                 766                  680               2,411                 2,134
    Southeast                                               2,323                2,305               7,027                 6,820
    Midwest                                                 1,119                1,151               3,659                 3,697
    Central                                                 1,392                1,174               3,894                 3,766
    West                                                    3,500                2,695               9,533                 7,955
                                                  ----------------     ----------------    ----------------      ----------------
                                                            9,100                8,005              26,524                24,372
                                                  ================     ================    ================      ================

  Unit backlog:
    Northeast                                                                                        1,935                 1,452
    Southeast                                                                                        4,353                 3,693
    Midwest                                                                                          1,955                 2,125
    Central                                                                                          1,949                 1,815
    West                                                                                             6,454                 4,590
                                                                                           ----------------      ----------------
                                                                                                    16,646                13,675
                                                                                           ================      ================


* Net new orders for the three and nine months ended September 30, 2003 do not include 984 and 1,051 units, respectively, of backlog acquired.